                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [x] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                              WMS INDUSTRIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                    WMS LOGO
                              WMS INDUSTRIES INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 23, 2001

                            ------------------------

To the Stockholders of
WMS Industries Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of WMS Industries Inc. ("WMS") will be held on Tuesday, January 23, 2001 at 1:30 p.m. Central Standard Time at the Drake Hotel, 140 East Walton Place, Chicago, Illinois 60611, in The Gold Coast Room, to consider and act upon the following matters:

          1. Electing a board of nine (9) directors;

          2. Ratifying the WMS Industries Inc. 2000 Stock Option Plan;

          3. Ratifying the appointment of Ernst & Young LLP as independent auditors for our fiscal year ending June 30, 2001; and

          4. Transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on December 4, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof. A list of the stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder of WMS for any purpose germane to the annual meeting during regular business hours at the offices of WMS for the ten-day period prior to the annual meeting.

     YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          ORRIN J. EDIDIN
                                          Executive Vice President, Secretary
                                          and General Counsel
Chicago, Illinois
December 8, 2000

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF

                              WMS INDUSTRIES INC.

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

INTRODUCTION

     WMS Industries Inc. ("we", "us" or "WMS") is furnishing this proxy statement to you in connection with the solicitation by the Board of Directors of proxies to be voted at our Annual Meeting of Stockholders. The meeting is scheduled to be held at the Drake Hotel, 140 East Walton Place, Chicago, Illinois 60611, in The Gold Coast Room, on Tuesday, January 23, 2001 at 1:30 p.m. Central Standard Time, or at any proper adjournments.

     If you properly execute and return your proxy form, it will be voted in accordance with your instructions. If you return your proxy but give us no instructions as to any matters, the proxy will be voted on those matters in accordance with the recommendations of the Board as indicated in this proxy statement. You may revoke your proxy, at any time prior to its exercise, by written notice to us, by submission of another proxy bearing a later date or by voting in person at the meeting. Your revocation will not affect a vote on any matters already taken. Your mere presence at the meeting will not revoke your proxy.

     The mailing address of our principal executive offices is 800 South Northpoint Road, Waukegan, Illinois 60085. We are mailing this proxy statement and the accompanying form of proxy to our stockholders on or about December 8, 2000.

     Only holders of our common stock, $.50 par value per share, of record at the close of business on December 4, 2000 (the "Record Date") will be entitled to vote at our annual meeting or any adjournments. There were 31,616,953 shares of our common stock outstanding on the Record Date (excluding 77,312 treasury shares). Each share of our common stock entitles the holder to one vote on each matter at the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of the Record Date, except as otherwise footnoted, about persons which, to our knowledge, beneficially own more than 5% of the outstanding shares of our common stock:

                                                                NUMBER OF SHARES        PERCENTAGE OF
                                                                 OF COMMON STOCK         OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED(1)    COMMON STOCK(1)
------------------------------------                          ---------------------    ---------------
Sumner M. Redstone and National Amusements, Inc. .........          8,061,200(2)            25.5%
  200 Elm Street
  Dedham, MA 02026
FMR Corp. ................................................          4,175,020(3)            13.2%
  82 Devonshire St
  Boston, MA 02109
Merrill Lynch & Co., Inc. ................................          3,188,667(4)            10.1%
  250 Vesey Street
  New York, NY 10381
Neil D. Nicastro(5).......................................          8,053,214(6)            25.5%
Louis J. Nicastro(5)......................................          8,582,832(7)            26.7%

-------------------------
(1) Under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, shares underlying options are deemed to be beneficially owned if the holder of the option has the right to acquire beneficial ownership of the underlying shares within 60 days. Percentage calculations are based on 31,616,953 shares outstanding on December 4, 2000.

(2) Based upon Amendment No. 21, dated April 27, 2000, to Schedule 13D filed by Sumner M. Redstone and National Amusements, Inc. and a Form 4 for October 2000 filed by Mr. Redstone with the SEC. On those filings, Redstone and National Amusements reported sole dispositive power over 4,577,300 and 3,483,900 shares, respectively, and shared voting power over those shares under a Proxy Agreement entered into with WMS and Messrs. Louis J. and Neil
    D. Nicastro. See "Voting Proxy Agreement." As a result of his stock ownership in National Amusements, Redstone is considered the beneficial owner of the shares owned by National Amusements.

(3) Based upon Amendment No. 7 to Schedule 13G filed February 14, 2000 with the SEC by Fidelity International Limited and FMR Corp., the sole stockholder of Fidelity Management & Research Company and Fidelity Management Trust Company. FMR reported that it has sole voting power over 698,700 of the shares and sole dispositive power over 3,666,800 of the shares as a result of Fidelity Management's acting as investment adviser to various investment companies holding 2,968,100 of the shares and Fidelity Management Trust's holding 698,700 of the shares. FMR Corp. also reported that Fidelity Advisors Value Strategies Fund, one of the investment companies, was a beneficial owner of 1,890,100 of these shares. In addition, Fidelity International reported that it has sole voting and investment power over 508,220 of the shares as a result of its acting as investment adviser to various investment companies. Fidelity International was spun off from FMR Corp. in 1980. Fidelity International and FMR also reported that they each may be deemed to be controlled by members of the Edward C. Johnson 3d family.

(4) Based on Amendment No. 1 to Schedule 13G filed May 5, 2000 with the SEC by Merrill Lynch & Co., Inc. on behalf of its division, Merrill Lynch Asset Management Group ("AMG") and by Merrill Lynch Special Value Fund, Inc. ("SVF"). AMG reported shared voting and dispositive power over 3,188,667 shares, and SVF reported shared voting and dispositive power over 2,113,600 shares.

(5) This person's address is c/o WMS Industries Inc., 800 South Northpoint Road, Waukegan, Illinois 60085.

(6) Includes 8,061,200 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. Also includes 25,000 shares underlying stock options. For a discussion concerning the shared voting power over the 8,061,200 shares referred to above, see "Voting Proxy Agreement."

(7) Includes 8,061,200 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. Also includes 500,000 shares underlying stock options. For a discussion concerning the shared voting power over the 8,061,200 shares referred to above, see "Voting Proxy Agreement."

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, information about the beneficial ownership of our common stock by each of our directors and the executive officers named in the Summary Compensation Table below and by all of our directors and executive officers as a group:

                                             NUMBER OF SHARES        PERCENTAGE OF
                                             OF COMMON STOCK          OUTSTANDING
        NAME OF BENEFICIAL OWNER          BENEFICIALLY OWNED(1)     COMMON STOCK(2)
        ------------------------          ----------------------    ---------------
William C. Bartholomay*.................          117,486(3)                **
Terence M. Dunleavy.....................                0(4)                 0%
Orrin J. Edidin.........................            7,500(5)                **
Brian R. Gamache........................            5,000                   **
William E. McKenna*.....................          101,280(3)                **
Norman J. Menell*.......................           62,902(6)                **
Donna B. More*..........................           50,000(7)                **
Louis J. Nicastro*......................        8,615,832(8)              26.7%
Neil D. Nicastro*.......................        8,086,214(9)              25.5%
Harvey Reich*...........................           46,921(10)               **
David M. Satz, Jr.*.....................           51,000(11)               **
Scott D. Schweinfurth...................            1,000                   **
Ira S. Sheinfeld*.......................          143,930(12)               **
Jeffrey M. Schroeder....................                0(13)                0%
Kevin L. Verner.........................                0(14)                0%
Directors and Executive Officers as a
  group (16 persons)....................        9,229,635(15)             28.3%

-------------------------
   * Nominee for Director

  ** Less than 1%

 (1) Under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, shares underlying options are deemed to be beneficially owned if the holder of the option has the right to acquire beneficial ownership of the underlying shares within 60 days.

 (2) Percentages are calculated based on 31,616,953 shares outstanding on December 4, 2000.

 (3) Includes 87,955 shares underlying stock options.

 (4) Mr. Dunleavy left WMS on October 3, 2000.

 (5) Represents 7,500 shares underlying stock options.

 (6) Includes 54,955 shares underlying stock options.

 (7) Represents 50,000 shares underlying stock options.

 (8) Includes 8,061,200 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. For a discussion concerning the shared voting power with respect to the 8,061,200 shares referred to above, see "Voting Proxy Agreement." Also includes 500,000 shares underlying stock options. These stock options are exercisable for their full ten year term, even if Mr. Nicastro dies or retires, so long as he complies with the non-competition obligations contained in his employment agreement.

 (9) Includes 8,061,200 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. Also includes 25,000 shares underlying stock options. For a discussion concerning the shared voting power with respect to the 8,061,200 shares referred to above, see "Voting Proxy Agreement."

(10) Includes 35,000 shares underlying stock options.

(11) Includes 50,000 shares underlying stock options.

(12) Includes 125,728 shares underlying stock options.

(13) Mr. Schroeder left WMS on April 19, 2000.

(14) Mr. Verner left WMS on April 10, 2000.

(15) Includes 1,025,863 shares underlying stock options. Additionally, includes 8,061,200 shares of common stock owned by Sumner M. Redstone and National Amusements, Inc. with respect to which Louis J. Nicastro and Neil D. Nicastro both have shared voting power but no dispositive power. See "Voting Proxy Agreement."

VOTING PROXY AGREEMENT

     In order for us to manufacture and sell gaming machines in Nevada, our officers are required to be, and have been, registered, licensed or found suitable by the Nevada Gaming Authorities. In addition, under applicable Nevada law and administrative procedure, as a greater than 10% stockholder of WMS, Sumner M. Redstone was required to apply, and has an application pending with the Nevada Gaming Authorities, for a finding of suitability as a stockholder of WMS. Mr. Redstone and National Amusements, Inc. ("NAI"), a company that he controls, collectively own 8,061,200 shares of our common stock. Pending completion of the processing of this application, Mr. Redstone and NAI, on September 21, 1995, voluntarily granted a voting proxy under a voting agreement to Louis J. Nicastro and, if he is unable to perform his duties under the voting agreement, to Neil D. Nicastro, individually, to vote all of Mr. Redstone's and NAI's shares of our common stock. The voting agreement is intended to ensure that the passive investment position of Mr. Redstone and NAI relative to WMS will not change without prior notification to the Nevada Gaming Authorities.

     Under the voting agreement, Mr. Nicastro votes each share of our common stock owned by Mr. Redstone and NAI at his discretion at meetings of our stockholders or acts as proxy in connection with any written consent of our stockholders. The term of the voting agreement ends August 24, 2004 unless Mr. Redstone terminates it upon 30 days' written notice. It may also be terminated upon a finding by the Nevada Gaming Authorities that Mr. Redstone and NAI are suitable as stockholders of WMS or are no longer subject to the applicable provisions of Nevada gaming laws.

     Louis J. Nicastro and Neil D. Nicastro have advised us that they plan to use the voting proxy to vote all 8,061,200 shares of our common stock beneficially owned by Mr. Redstone and NAI (approximately 25.5% of our common stock) in favor of the nominees for election as director and FOR proposals 2 and 3.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Upon the recommendation of the Nominating Committee, the following nine (9) directors, constituting the entire Board, are nominated for election to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and shall qualify. All of the nominees are presently directors. Neil D. Nicastro is the son of Louis J. Nicastro. If any of the nominees are unable to serve or refuse to serve as directors, an event which the Board does not anticipate, the proxies will be voted in favor of those nominees who do remain as candidates, except as you otherwise specify, and may be voted for substituted nominees.

                                                  POSITION WITH COMPANY AND               DIRECTOR
         NAME OF NOMINEE (AGE)                       PRINCIPAL OCCUPATION                  SINCE
         ---------------------                    -------------------------               --------
William C. Bartholomay (72)............    Director; President of Near North                1981
                                           National Group
William E. McKenna (81)................    Director; General Partner of MCK                 1981
                                           Investment Company
Norman J. Menell (69)..................    Vice Chairman of the Board                       1980
Donna B. More (42).....................    Director; Attorney, More Law Group               2000
Louis J. Nicastro (72).................    Chief Executive Officer and Chairman of          1974
                                           the Board
Neil D. Nicastro (44)..................    Director; Chairman of the Board,                 1986
                                           President, Chief Executive Officer and
                                           Chief Operating Officer of Midway Games
                                           Inc.
Harvey Reich (71)......................    Director; Attorney                               1983
David M. Satz, Jr. (74)................    Director; Attorney, Saiber Schlesinger           1998
                                           Satz & Goldstein
Ira S. Sheinfeld (62)..................    Director; Attorney, Squadron, Ellenoff,          1993
                                           Plesent & Sheinfeld LLP

     WILLIAM C. BARTHOLOMAY is President of Near North National Group, insurance brokers in Chicago, Illinois and Chairman of the Board of the Atlanta Braves. He has served as Vice Chairman of Turner Broadcasting System, Inc., a division of Time Warner Inc., for more than five years. Mr. Bartholomay was elected a director of WMS in 1981. Mr. Bartholomay is also a director of Midway.

     WILLIAM E. MCKENNA has served as a General Partner of MCK Investment Company, Beverly Hills, California for more than five years. He also is a director of Midway, California Amplifier, Inc., Drexler Technology Corporation and Safeguard Health Enterprises, Inc. Mr. McKenna has served as a director of WMS since 1981.

     NORMAN J. MENELL has been Vice Chairman of the Board since 1990 and a director since 1980. He has also served as our President (1988-1990), Chief Operating Officer (1986-1990) and Executive Vice President (1981-1988). Mr. Menell is also a director of Midway.

     DONNA B. MORE became a director of WMS in May 2000. She is the principal partner in the More Law Group, which she founded on June 1, 2000. She was a partner in the law firm of Freeborn and Peters from 1994 until May, 2000. Ms. More served for four years as the first Chief Legal Counsel to the Illinois Gaming Board and was formerly an Assistant U.S. Attorney for the Northern District of Illinois. She serves on the Board of Directors of Mandalay Resort Group and is a member of the Board of Trustees of the International Association of Gaming Attorneys.

     LOUIS J. NICASTRO has been our Chief Executive Officer since April 1998 and was also President from April 1998 to April 2000. He has served as our Chairman of the Board since our incorporation in 1974. From 1983 to January 1998, Mr. Nicastro was also the Chairman of the Board and Chief Executive Officer of WHG Resorts & Casinos Inc. ("WHG"). Mr. Nicastro has also served as our Chief Executive Officer or Co-Chief Executive Officer from 1974 to June 1996 and President (1985-1988 and 1990-1991), among other positions.

Mr. Nicastro is a director of Midway Games Inc., our former subsidiary, and he held executive positions for Midway from 1988 until June 1996. Mr. Nicastro is Neil D. Nicastro's father.

     NEIL D. NICASTRO has been Midway's Chief Executive Officer, President and Chief Operating Officer for more than five years, Chairman of the Board since July 1996 and has held various other executive positions for Midway since 1988. Mr. Nicastro was also our President, Chief Executive Officer and Chief Operating Officer for more than five years before his resignation from those positions in April 1998. Mr. Nicastro became a director of WMS in 1986, and he remains a director and a consultant to us. Mr. Nicastro is Louis J. Nicastro's son.

     HARVEY REICH was a member of the law firm of Robinson Brog Leinwand Greene Genovese & Gluck, P.C., New York, New York and its predecessor firms for more than five years until his retirement in July 1998. Mr. Reich was elected a director of WMS in 1983. Mr. Reich is also a director of Midway.

     DAVID M. SATZ, JR. became a director of WMS in April 1998. Mr. Satz has been a member of the law firm Saiber Schlesinger Satz & Goldstein, Newark, New Jersey, for more than five years. Mr. Satz is also a director of the Atlantic City Racing Association.

     IRA S. SHEINFELD became a director of WMS in 1993. He has been a member of the law firm of Squadron, Ellenoff, Plesent & Sheinfeld LLP, New York, New York, for more than five years. Mr. Sheinfeld is also a director of Midway.

REQUIRED VOTE

     The affirmative vote of a plurality of the shares of our common stock present in person or by proxy at the annual meeting is required to elect directors.
                           -------------------------

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS.
                           -------------------------

THE BOARD OF DIRECTORS

     The Board of Directors is responsible for managing our overall affairs. To assist it in carrying out its duties, the Board has delegated specific authority to several committees. Eight of our nine directors are neither officers nor employees of WMS.

     During fiscal 2000, the Board held nine meetings. Each director attended at least 75% of the aggregate number of meetings of the Board and all committees on which he or she served during the fiscal year.

DIRECTOR COMPENSATION

     We pay a fee of $30,000 per year to each director who is not also an employee of WMS or our subsidiaries. Each director who serves as the chairman of any committee of our Board of Directors receives a further fee of $5,000 per year for his services in that capacity, and each member of our Audit and Ethics Committee receives an additional fee of $5,000 per year.

     Our 1991, 1993, 1998 and 2000 stock option plans permit the issuance of shares of our common stock under non-qualified stock options which may be granted to non-employee directors of WMS, generally at not less than 100% of the fair market value of the shares on the date of grant. Under these plans, Mr. Sheinfeld holds options to purchase 125,728 shares; Messrs. Bartholomay and McKenna each hold options to purchase 87,955 shares; Mr. Menell holds options to purchase 54,955 shares; Mr. Reich holds options to purchase 35,000 shares; Mr. Neil D. Nicastro holds options to purchase 25,000 shares; and Mr. Satz and Ms. More each hold options to purchase 50,000 shares of our common stock.

     Directors are also entitled to participate, at our expense, in a medical reimbursement plan which is supplementary to their primary medical insurance.

     In connection with our spinoff of our former subsidiary, Midway, in 1998, we entered into a consulting agreement (the "Consulting Agreement") with Neil D. Nicastro under which Mr. Nicastro agreed to make himself reasonably available at our request, to render services to us that the Board of Directors or the Chairman of the Board and Chief Executive Officer of WMS may reasonably request. The term of the Consulting Agreement is for five years from the date of the spinoff, and is automatically renewable for successive one year terms unless either party shall give notice of termination not less than six months prior to the end of the term then in effect. We pay Mr. Nicastro $1,000 per month for his services under the Consulting Agreement.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit and Ethics Committee is currently composed of three independent directors (as independence is defined in Section 303.01(B) of the NYSE listing standards): Messrs. McKenna (Chairman), Bartholomay and Sheinfeld. This Committee meets periodically with the independent auditors and internal personnel to consider the adequacy of internal accounting controls, to receive and review the recommendations of the independent auditors, to recommend the appointment of auditors, to review the scope of the audit and the compensation of the independent auditors, to review our consolidated financial statements and, generally, to review our accounting policies and to resolve potential conflicts of interest. The Board has adopted a written charter for this committee, and a copy of the charter is included as an appendix to this proxy statement. The report of this committee is set forth later in this proxy statement. During fiscal 2000, this committee held three meetings.

     The Nominating Committee is currently composed of Messrs. N. D. Nicastro (Chairman) and Bartholomay. This Committee makes recommendations about the nomination of candidates for election to the Board and does not accept recommendations from stockholders. During fiscal 2000, this committee did not hold any meetings, taking all actions by the unanimous written consent of its members.

     The Compensation Committee is currently composed of Messrs. Bartholomay (Chairman) and McKenna. This committee makes recommendations regarding the compensation of senior management personnel. The joint report of this committee and the Stock Option Committee is set forth later in this proxy statement. During fiscal 2000, this committee held three meetings.

     The Stock Option Committee is currently composed of Messrs. Reich (Chairman) and McKenna. This Committee determines the timing, pricing and the amount of option grants to be made under the provisions of our stock option plans. The joint report of this committee and the Compensation Committee is set forth later in this proxy statement. During fiscal 2000, this committee held five meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     No member of our Compensation Committee or Stock Option Committee is an employee or officer of WMS, and no officer, director or other person had any interlock relationship required to be disclosed in this proxy statement, except that Mr. Bartholomay is President of Near North National Group, insurance brokers, which we retained to provide insurance services during the last fiscal year and propose to retain for insurance services during the current fiscal year.

                               EXECUTIVE OFFICERS

     The following individuals were elected to serve in the capacities set forth below until the 2001 Annual Meeting of the Board of Directors or until their respective successors are elected and shall qualify.

NAME                                          AGE                         POSITION
----                                          ---                         --------
Louis J. Nicastro.........................    72     Chairman of the Board and Chief Executive Officer
Brian R. Gamache..........................    42     President and Chief Operating Officer
Scott D. Schweinfurth.....................    46     Executive Vice President, Chief Financial Officer
                                                     and Treasurer
Orrin J. Edidin...........................    39     Executive Vice President, Secretary and General
                                                     Counsel
Robert R. Rogowski........................    42     Vice President of Finance and Controller

     The principal occupation and employment experience of Louis J. Nicastro during the last five years is described on page 5-6 above.

     BRIAN R. GAMACHE has served as our President and Chief Operating Officer since April 10, 2000. Mr. Gamache served as President of the Luxury and Resort Division of Wyndham International from January 1998 until April 2000. Previously, he was President and Chief Operating Officer of WHG Hotels and Casinos from April 1997 until January 1998. From 1990 until April 1997, when WMS spun off WHG, Mr. Gamache served in various capacities for WMS's former hotel and resort subsidiaries, rising to the position of President and Chief Operating Officer. At the time of that spinoff, Mr. Gamache left WMS to devote his full time to WHG.

     SCOTT D. SCHWEINFURTH joined us on April 19, 2000, assuming the offices of Executive Vice President, Chief Financial Officer and Treasurer. He is a certified public accountant and was, from June 1996 until March 2000, Senior Vice President, Chief Financial Officer and Treasurer of Alliance Gaming Corporation, a diversified gaming company. Mr. Schweinfurth also acted as Managing Director of Alliance's Germany-based Bally Wulff subsidiary from November 1999 to March 2000. Alliance acquired Bally Gaming International in June 1996, where Mr. Schweinfurth had served as Senior Vice President, Chief Financial Officer and Treasurer since 1995. Prior to that time, he was employed by Ernst & Young for 18 years, the last six as a partner.

     ORRIN J. EDIDIN joined us in May 1997. He served as our Vice President, Secretary and General Counsel from June 1997 until May 11, 2000, when he became our Executive Vice President, Secretary and General Counsel. Mr. Edidin also served as Vice President, Secretary and General Counsel of Midway from June 1997 to May 2000. He served as Associate General Counsel of Fruit of the Loom, Inc. from 1992 until May 1997. Mr. Edidin is a member of the International Association of Gaming Attorneys and serves as the Vice President of the Association of Gaming Equipment Manufacturers.

     ROBERT R. ROGOWSKI joined us in 1992 as internal auditor, becoming Vice President of Finance of WMS Gaming in February 1996 and our Vice President of Finance and Controller on April 19, 2000. He is a certified public accountant. From 1982 to 1991, he served in the finance department at Sara Lee.

                             EXECUTIVE COMPENSATION

     To provide stockholders with an understanding of our executive compensation program, the following are presented below: (i) the Summary Compensation Table;
(ii) the stock option tables and other stock option information; (iii) the joint report by the Compensation and Stock Option Committees on fiscal 2000 executive compensation; (iv) the corporate performance graph; and (v) a description of employment agreements.

     The Summary Compensation Table below sets forth the compensation earned during the fiscal years ended June 30, 2000, 1999 and 1998 by our Chief Executive Officer, our four next most highly compensated executive officers whose fiscal 2000 salary and bonus exceeded $100,000 and two former executive officers.

Mr. Edidin served as an employee of both WMS and Midway until May 2000, and the table sets forth the aggregate employment compensation paid to him by WMS and Midway through such date.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                   COMPENSATION AWARDS
                                                                               ----------------------------
                                            ANNUAL COMPENSATION                 SECURITIES      ALL OTHER
                                --------------------------------------------    UNDERLYING     COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR   SALARY($)    BONUS ($)      OTHER ($)   OPTIONS(#)(1)       ($)
 ---------------------------    ----   ---------    ---------      ---------   -------------   ------------
Louis J. Nicastro.............  2000    562,500     1,139,680           --             --               --
  Chairman of the Board         1999    450,000       500,000           --             --               --
  and Chief Executive           1998    107,308            --           --        500,000        4,956,640(3)
     Officer(2)
Brian R. Gamache..............  2000     86,538       144,932(4)    22,500        250,000               --
  President and Chief
     Operating
  Officer(5)
Scott D. Schweinfurth.........  2000     52,661        49,796(4)        --        100,000               --
  Executive Vice President,
  Chief Financial Officer and
  Treasurer(6)
Orrin J. Edidin...............  2000    217,305        75,000           --        100,000               --(7)
  Executive Vice President,     1999    200,000        75,000           --         25,000               --(7)
  Secretary and General         1998    180,000        75,000           --         25,000               --(7)
     Counsel
Terence M. Dunleavy(8)........  2000    138,653        45,000           --         30,000               --
                                1999    113,000        36,000           --          5,000               --
Kevin L. Verner(9)............  2000    208,646       200,000           --             --               --(7)
                                1999    250,000       200,000           --         50,000           72,000(7)(10)
                                1998    250,000       100,000           --             --           50,100(7)(10)
Jeffrey M. Schroeder(11)......  2000    173,906            --       87,500         15,000               --

-------------------------
 (1) Excludes Midway stock options, all of which were granted at an exercise price equal to market value on the date of grant. In fiscal 2000, Mr. Nicastro received options to purchase 10,000 shares of Midway common stock and Mr. Edidin received options to purchase 65,000 shares of Midway common stock. In fiscal 1999, Mr. Edidin received options to purchase 41,304 shares of Midway common stock. In fiscal 1998, Mr. Nicastro received options to purchase 10,000 shares of Midway common stock and Mr. Edidin received options to purchase 35,000 shares of Midway common stock.

 (2) Mr. Nicastro rejoined WMS on April 6, 1998.

 (3) Represents a payment made to Mr. Nicastro to compensate him in lieu of adjusting his WMS stock options in connection with the Midway spinoff. See "Adjustment to Options Resulting from the Midway Spinoff."

 (4) Includes signing bonuses of $100,000 for Mr. Gamache and $25,000 for Mr. Schweinfurth.

 (5) Mr. Gamache joined WMS on April 10, 2000. The amount shown in the "other" column represents reimbursements for relocation expenses advanced at the rate of $7,500 per month. After actual relocation expenses are determined, an adjustment will be made to the actual amount.

 (6) Mr. Schweinfurth joined WMS on April 19, 2000.

 (7) Excludes the value of adjustments to WMS stock options of these holders due to the Midway spinoff. These amounts are as follows: Mr. Edidin received $49,442 in cash in fiscal 1998, $105,748 in cash in fiscal 1999 and $147,112 in cash in fiscal 2000. He will receive additional cash adjustment payments, up to a total of $196,149 (plus interest) if he is still serving WMS or Midway through the end of the vesting period, on the dates that his options would have vested. Mr. Verner received $175,615 in cash and common stock valued at $85,904 in fiscal 1998, $531,959 in cash in fiscal 1999 and $752,262 in cash in fiscal 2000. Our common stock was valued at the average of the high and low sale prices on the New York Stock Exchange on April 3, 1998, the last day of trading prior to the spinoff.

 (8) Mr. Dunleavy resigned as Vice President, Assistant General Counsel and Chief Compliance Officer of WMS effective on October 3, 2000.

 (9) Mr. Verner resigned as Vice President and Chief Operating Officer of WMS effective on April 10, 2000.

(10) Includes $72,000 and $50,100 paid in fiscal 1999 and 1998, respectively, to Mr. Verner in consideration of his forfeiture of performance units granted by his previous employer.

(11) Mr. Schroeder resigned as Vice President, Chief Financial Officer and Treasurer of WMS on April 19, 2000. The amount shown under the "other" column represents his severance payment.

     The following table sets forth information with respect to options to purchase common stock granted in fiscal 2000 under our stock option plans to persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                   INDIVIDUAL GRANTS                                          VALUE AT ASSUMED
                             -----------------------------                                  ANNUAL RATES OF STOCK
                                             % OF TOTAL                                    PRICE APPRECIATION FOR
                                           OPTIONS GRANTED                                     OPTION TERM(1)
                               OPTIONS     TO EMPLOYEES IN   EXERCISE PRICE   EXPIRATION   -----------------------
NAME                         GRANTED (#)   FISCAL YEAR (%)     ($/SHARE)         DATE        5% ($)      10% ($)
----                         -----------   ---------------   --------------   ----------     ------      -------
Louis J. Nicastro..........         --            --            --                   --           --           --
Brian R. Gamache...........    250,000(2)       24.0             8.9375          4/9/10    1,405,185    3,561,017
Scott D. Schweinfurth......    100,000(3)        9.6             8.125          4/19/10      510,500    1,294,915
Orrin J. Edidin............    100,000(3)        9.6             8.125          4/19/10      510,500    1,294,915
Terence M. Dunleavy........     20,000(3)        1.9             8.125          4/19/10      102,100      258,983
                                10,000(4)        1.0            10.375         11/23/09       65,248      165,351
Kevin L. Verner............         --            --            --                   --           --           --
Jeffrey M. Schroeder.......     15,000(4)        1.4            10.9375         12/5/09      103,178      261,473

-------------------------
(1) The assumed appreciation rates are set under the rules and regulations promulgated under the Securities Exchange Act of 1934 and are not derived from the historical or projected prices of our common stock.

(2) Vests as to 100,000 shares on 4/10/2001 and as to an additional 30,000 shares on each April 10 beginning with 2002 until fully vested.

(3) This option becomes exercisable for up to 25%, 50%, 75% and 100% of the option grant upon the first, second, third and fourth anniversaries, respectively, of the date of grant.

(4) This option becomes exercisable for up to 10%, 30%, 60% and 100% of the option grant upon the first, second, third and fourth anniversaries, respectively, of the date of grant.

     The following table sets forth certain information about the exercise of options to purchase our common stock and the number and value of outstanding options owned by persons named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL-YEAR-END OPTION VALUES

                                                                   NUMBER OF
                                                                  SECURITIES            VALUE OF
                                                                  UNDERLYING           UNEXERCISED
                                                                  UNEXERCISED         IN-THE-MONEY
                                                                  OPTIONS AT           OPTIONS AT
                                      SHARES                      6/30/00(#)          6/30/00($)(1)
                                    ACQUIRED ON      VALUE       EXERCISABLE/         EXERCISABLE/
               NAME                 EXERCISE(#)   REALIZED($)    UNEXERCISABLE        UNEXERCISABLE
               ----                 -----------   -----------   ---------------    -------------------
Louis J. Nicastro.................        --            --      500,000/     --    5,000,000/       --
Brian R. Gamache..................        --            --      --/     250,000    --/       1,625,000
Scott D. Schweinfurth.............        --            --      --/     100,000    --/         731,250
Orrin J. Edidin...................        --            --      22,500/ 127,500    263,978/  1,125,985
Terence M. Dunleavy...............        --            --      6,500/   48,500    68,688/     375,063
Kevin L. Verner...................    75,046       735,827      --/          --    --/              --
Jeffrey M. Schroeder..............        --            --      --/          --    --/              --

-------------------------
(1) Based on the closing price of our common stock on the New York Stock Exchange on June 30, 2000, which was $15.4375.

ADJUSTMENT TO OPTIONS RESULTING FROM THE MIDWAY SPINOFF

     Each of our four stock option plans in effect prior to the Midway spinoff provided that in the event of a dividend or other distribution, such as a spinoff, outstanding options were to be adjusted to prevent dilution of the benefits or potential benefits intended to be made available by the options in a manner that the Board of Directors deemed equitable.

     In consultation with our financial advisors, the Board approved, and our option holders accepted, a plan in which option holders retained their options to acquire shares of our common stock after the Midway spinoff at an exercise price adjusted to reflect the difference in the value of our common stock immediately before and after the spinoff, and option holders received compensation for the lost value resulting from the distribution of the shares of common stock of Midway to our stockholders in which option holders would not participate. In order to preserve our cash resources, this compensation was paid through a combination of cash and shares of our common stock. Shortly before the spinoff, the Board became concerned that, after payment of taxes, optionees would have little cash remaining and might be inclined, for investment concentration or other reasons, to sell shares of Midway common stock received in the spinoff, which sales might have a depressive effect on the market price of that stock. The Board believed that this concern would be alleviated if $5.0 million of additional cash were available to pay to optionees so that optionees would receive at least 70% of their adjustment payments in cash.

     In order to raise the additional $5.0 million in cash as well as additional cash of approximately $8.5 million used to pay expenses of the spinoff and for additional working capital, we requested that Louis J. Nicastro, Chairman of the Board of WMS, forego his entitlement under the adjustment plan to receive payments valued at $10,406,059 and an adjustment of the exercise price of his stock options to $3.519 per share. Instead, at the request of the Board, shortly before the spinoff, Mr. Nicastro exercised his options to purchase 629,554 shares of our common stock, sold these shares in the public market and received from us a payment of $4,956,640 representing the difference between $10,406,059 and the net amount he received from the exercise and sale. When Mr. Nicastro exercised his options, we received an aggregate exercise price of $13,437,200.

     The consideration paid under the adjustment plan to the persons named in the Summary Compensation Table is set forth in footnotes to that table.

STOCK OPTION PLANS

     We currently have the following stock option plans in effect: the 1982, 1991, 1993 and 1994 Stock Option Plans, the 1998 Non-Qualified Stock Option Plan and the 2000 Non-Qualified Stock Option Plan (collectively, the "Plans"). Our Board has also approved a 2000 Stock Option Plan, which is being submitted for stockholder approval. See Proposal 2 below. The Plans permit us to grant options to purchase shares of our common stock. These options may be incentive stock options, which meet the requirements of Section 422 of the Internal Revenue Code, except in the case of the 1998 and 2000 Non-Qualified Stock Option Plans, or may not meet the requirements of that section.

     The purpose of each of the Plans is to encourage our employees and, under some of the Plans, non-employee directors, consultants and advisors to acquire a proprietary interest in WMS and to enable these individuals to realize benefits from an increase in the value of our common stock. We believe that this benefit provides these individuals with greater incentive and encourages their continued provision of services to us and, generally, promotes our interests and those of our stockholders. The Stock Option Committee determines which of the eligible directors, officers, employees, consultants and advisors receive Stock Options, the terms, including applicable vesting periods, of the options, and the number of shares for which options are granted. The option price per share with respect to each option is determined by the Stock Option Committee and generally is not less than the fair market value of our common stock of the date that the option is granted. The Plans each have a term of ten years, unless terminated earlier.

     As of December 1, 2000, under the 1982 Plan, 39,218 options were outstanding, and no further options were available for grant. Under the 1991 Plan, 126,218 options were outstanding, and no further options were available for grant. Under the 1993 Plan 299,331 options were outstanding, and no further options were available for grant. Under the 1994 Plan, 340,513 options were outstanding, and no further options were available for grant. Under the 1998 Plan, 803,950 options were outstanding, and 117,600 further options were available for grant. Under the 2000 Plan, 1,470,514 options were outstanding, and 279,486 further options were available for grant. The average exercise price of outstanding options, at December 1, 2000, was approximately $12.00 per share. Of the 3,079,744 options outstanding, 1,799,293 were held by officers and directors of WMS (including 500,000 held by Louis J. Nicastro).

          JOINT REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
                     ON FISCAL 2000 EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for making recommendations to the Board of Directors regarding the compensation of senior management personnel. To the extent that stock options form a portion of a compensation package, the Compensation Committee works together with the Stock Option Committee, which is responsible for determining stock option grants and awards.

     It is the policy of the Compensation and Stock Option Committees to provide attractive compensation packages to senior management so as to motivate them to devote their full energies to our success, to reward them for their services and to align the interests of senior management with the interests of stockholders. Our executive compensation packages are comprised primarily of base salaries, annual contractual and discretionary cash bonuses, stock options and retirement and other benefits. It is the philosophy of the Compensation Committee that WMS be staffed with a small number of well compensated senior management personnel.

     In general, the level of base salary is intended to provide appropriate basic pay to senior management taking into account their historical contributions to our success, each person's unique value and the recommendation of the Chief Executive Officer. The amount of any discretionary bonus is subjective but is generally based on our actual financial performance in the preceding fiscal year, the special contribution of the executive to this performance and the overall level of the executive's compensation including other elements of the compensation package. We also have used stock options, which increase in value only if our common stock increases in value, and which terminate a short time after an executive leaves, as a means of long-term incentive compensation. The Stock Option Committee determines the size of stock option grants to our executive officers and other employees on an individual, discretionary basis in consideration of financial corporate results and each recipient's performance, contributions and responsibilities without assigning specific weight to any of these factors.

     Our CEO, Louis J. Nicastro, under a negotiated formula set forth in his employment agreement, receives a salary, a bonus of a percentage of our pre-tax income and various retirement and other benefits. Mr. Nicastro's employment agreement reflects the same compensation philosophy described above.

     The Omnibus Budget Reconciliation Act of 1993 (the "Budget Act") generally provides that publicly-held corporations will only be able to deduct, for income tax purposes, compensation paid to the chief executive officer or any of the four most highly paid senior executive officers in excess of one million dollars per year if it is paid under qualifying performance-based compensation plans approved by stockholders. Compensation as defined by the Budget Act includes, among other things, base salary, incentive compensation and gains on stock option transactions. Total compensation of some of our executive officers may be paid under plans or agreements that have not been approved by stockholders and may exceed one million dollars in a particular fiscal year. We will not be able to deduct these excess payments for income tax purposes. The Compensation Committee intends to consider, on a case by case basis, how the Budget Act will affect our compensation plans and contractual and discretionary cash compensation.

            The Compensation Committee:                          The Stock Option Committee:
              William C. Bartholomay, Chairman                     Harvey Reich, Chairman
              William E. McKenna                                   William E. McKenna

                          CORPORATE PERFORMANCE GRAPH

     The following graph compares, for the five fiscal years ended June 30, 2000, the yearly percentage change in cumulative total stockholder return on our common stock with the cumulative total return of (1) the Standard and Poor's 500 Stock Index ("S&P 500"), (2) the Standard and Poor's Leisure Time Index ("S&P Leisure") and (3) an index of selected issuers in our industry, composed of Alliance Gaming Corp., Anchor Gaming, Casino Data Systems, International Game Technology, Mikohn Gaming Corp., and Shuffle Master Inc. We have decided to discontinue comparing our change in cumulative total return with that of the S&P Leisure index in the future, because we are now engaged in a single line of business, the manufacture and sale of casino-style gaming machines and video lottery terminals, and we are no longer in the video game and pinball business. Accordingly, we believe that we are no longer comparable to the issuers included in the S&P Leisure index. The graph assumes an investment of $100 at the market close on June 30, 1995 in our common stock and $100 invested at that time in each of the indexes and the reinvestment of dividends where applicable. The 1997 spinoff of WHG Resorts & Casinos resulted in an adjustment to total stockholder return as a reinvested dividend of $2.25. The 1998 Midway spinoff resulted in an adjustment to total stockholder return as a reinvested dividend of $27.10.

                              [PERFORMANCE GRAPH]

-----------------------------------------------------------------------------------------------------------------------------
                      06/30/95          06/30/96          06/30/97          06/30/98          06/30/99          06/30/00
-----------------------------------------------------------------------------------------------------------------------------
---
 M   WMS                $100             $125.48           $143.56           $150.83           $612.25           $556.00
-----------------------------------------------------------------------------------------------------------------------------
---
 O   S&P 500            $100             $126.00           $169.72           $220.91           $271.84           $290.84
-----------------------------------------------------------------------------------------------------------------------------
---
 --  S&P - Leisure       $100            $130.63           $164.09           $197.74           $160.06           $85.94
-----------------------------------------------------------------------------------------------------------------------------
 X   Peer Group..       $100             $129.38           $116.55           $162.25           $118.21           $157.67
-----------------------------------------------------------------------------------------------------------------------------

                             EMPLOYMENT AGREEMENTS

     We employ Louis J. Nicastro under the terms of an Employment Agreement dated September 2, 1999. He receives salaried compensation at the rate of $675,000 per year, or a greater amount if determined by the Board of Directors. Under the agreement, Mr. Nicastro is entitled to a bonus in an amount generally equal to two percent of our pre-tax income. Mr. Nicastro may participate in all benefit plans and perquisites generally available to senior executives and is entitled to reimbursement of all medical and dental expenses incurred by him or his wife during their lives to the extent that these expenses are not otherwise reimbursed by insurance that we provide. Additionally, Mr. Nicastro is entitled to receive any special bonuses that may be determined by the Board of Directors. The agreement expires on June 30, 2003, subject to automatic extensions so that the term of Mr. Nicastro's employment shall at no time be less than two years.

     In addition, Mr. Nicastro or his estate is entitled to receive certain death, retirement and disability benefits. The death and retirement benefits are payable in installments and are equal to one-half of Mr. Nicastro's salary at the time of death or retirement, provided that payments would not be less than $225,000 per annum. The payment period of the death or retirement benefits is the lesser of 7 years or the number of years Mr. Nicastro is employed by WMS, beginning April 6, 1998, times 2 1/3. If Mr. Nicastro is disabled for more than six consecutive months, and Mr. Nicastro is not able to resume his duties within 30 days of notice of disability, Mr. Nicastro's employment terminates, and he is entitled to receive retirement benefits under the agreement.

     Either party may terminate the agreement effective upon expiration of the original term or an extended term upon written notice from the terminating party to the other party dated and received at least two years prior to the respective termination date. The employment agreement may be terminated at the election of Mr. Nicastro upon the occurrence without his prior written consent of any one or more of the following events:

     - the placement of Mr. Nicastro in a position of lesser status, the assignment to Mr. Nicastro of duties inconsistent with his current positions with us or duties which, if performed, would result in a significant change in the nature or scope of powers, authority, functions or duties inherent in his positions, the assignment to Mr. Nicastro of performance requirements or working conditions which are at variance with those presently in effect, or the treatment of Mr. Nicastro in a manner which is in derogation of his status as President and Chief Executive Officer;

     - the cessation of service of Mr. Nicastro as a member of the Board of Directors of WMS;

     - the discontinuance or reduction (from the highest level in effect during the term of the employment agreement) of base salary payable to Mr. Nicastro; and

     - the discontinuance or reduction (from the level in effect on the date of the employment agreement) of the perquisites inherent in Mr. Nicastro's position on the date of the employment agreement.

     If any of these events occurs, if the individuals who presently constitute the Board of Directors, or successors approved by these Board members, cease for any reason to constitute at least a majority of the Board or if we are considered to have wrongfully terminated Mr. Nicastro's employment agreement, then we would be obligated (a) to pay Mr. Nicastro a lump sum payment equal in amount to Mr. Nicastro's base salary, at the highest annual rate in effect during the one-year period immediately preceding termination, through the end of the term of the agreement; (b) the greater of $500,000 or the aggregate bonus which would have been payable during the remaining term of the agreement at the highest level achieved in either of the last two fiscal years prior to termination and (c) the maximum aggregate retirement benefits which would have been payable in the event of retirement on the date of termination; provided that the aggregate payment would not be less than three times base salary. In addition, we would be obligated to purchase at the election of Mr. Nicastro all stock options held by him with respect to our common stock and options to purchase the securities of any other company at least 20% of the voting securities of which we own at a price equal to the spread between the option price and the fair market price of our common stock as defined in the employment agreement.

     If payments made to Mr. Nicastro under the employment agreement after a change of control are considered "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986 (the "Code"), additional compensation is required to be paid to Mr. Nicastro to the extent necessary to eliminate the economic effect on him of the resulting excise tax. Under Section 4999 of the Code, in addition to income taxes, the recipient is subject to a 20% nondeductible excise tax on excess parachute payments. An excess parachute payment is a payment in the nature of compensation which is contingent on a change of ownership or effective control and which exceeds the portion of the base amount (i.e., the average compensation for the five-year period prior to the change of control) allocable to the payment. These rules apply only if the present value of all payments of compensation contingent on the change of control (including non-taxable fringe benefits) is at least equal to three times the base amount. Excess parachute payments are not deductible by us.

     We employ Brian R. Gamache under the terms of an Employment Agreement dated as of March 21, 2000. The employment agreement provides for salaried compensation at the rate of $375,000 per year, or a greater amount as may be determined by the Board of Directors. The agreement also provides for a fixed bonus of the rate of $200,000 per year if the employment continues through the end of that year. In addition, Mr. Gamache receives a performance bonus for each full fiscal year of up to $175,000 per year and, among other things, life insurance coverage in the amount of $200,000 and full participation in all benefit plans and perquisites generally available to executive employees. Mr. Gamache received a signing bonus of $100,000 and relocation expenses of up to $115,000. The agreement expires on June 30, 2003. We may terminate the agreement upon 30 days written notice for cause. The employment agreement may also be terminated at the election of Mr. Gamache for material breach or if the individuals who presently constitute the Board of Directors, or successors approved by these Board members, cease for any reason to constitute at least a majority of the Board. If such a change of control occurs, and Mr. Gamache gives us notice of termination within 60 days, then in lieu of any other rights under the agreement, all of Mr. Gamache's unvested stock options will immediately vest, and we will be required to pay him a lump sum of three times his base salary and fixed bonus. If the agreement terminates by reason of death or disability, we are required to pay Mr. Gamache or his legal representatives an amount equal to one year's base salary and one year's fixed bonus. If we terminate the agreement for a reason other than cause, we are required to pay the greater of (i) one year or (ii) the remainder of the term multiplied by base salary plus fixed bonus. If any portion of the amount paid to Mr. Gamache is subject to the excise tax imposed by Section 4999 of the Code, then additional compensation is required to be paid to him to the extent necessary to eliminate the economic effect on him of the resulting excise tax.

     We employ Scott D. Schweinfurth under the terms of an Employment Agreement dated as of May 19, 2000. The employment agreement provides for salaried compensation at the rate of $275,000 per year, or a greater amount as may be determined by us. Mr. Schweinfurth may receive annual discretionary bonuses of up to 75% of his base salary, depending on performance criteria, and he received a signing bonus of $25,000 and relocation expenses. Additionally, Mr. Schweinfurth may participate in all benefit plans generally available to executive employees and is provided with life insurance coverage in the amount of $400,000 or whatever lesser amount is available at an annual premium of $3,000. The agreement is subject to automatic extensions so that the term of Mr. Schweinfurth's employment shall at no time be less than one year. We may terminate the agreement upon 30 days written notice for cause. The employment agreement may also be terminated at the election of Mr. Schweinfurth upon 30 days written notice for material breach. It may also be terminated by Mr. Schweinfurth if the individuals who presently constitute the Board of Directors, or successors approved by these Board members, cease for any reason to constitute at least a majority of the Board. If such a change of control occurs, and Mr. Schweinfurth gives us notice of termination within 60 days, then in lieu of any other rights under the agreement, all of Mr. Schweinfurth's unvested stock options will immediately vest, and we will be required to pay him a lump sum of three times his base salary. If the agreement terminates by reason of death, disability or material breach by us, or if we terminate the agreement other than for cause, we are required to pay Mr. Schweinfurth or his legal representatives an amount equal to all cash compensation that would otherwise be payable to him until the expiration of the extended term of the agreement. If any portion of the amount paid to Mr. Schweinfurth is subject to the excise tax imposed by Section 4999 of the Code, then additional compensation is required to be paid to him to the extent necessary to eliminate the economic effect on him of the resulting excise tax.

     We employ Orrin J. Edidin under the terms of an Employment Agreement dated as of May 8, 2000. The employment agreement provides for salaried compensation at the rate of $250,000 per year, or a greater amount as may be determined by us. Mr. Edidin may receive annual discretionary bonuses of up to 50% of his base salary, depending on performance criteria. Mr. Edidin also received a bonus of $125,000 for serving us through October 30, 2000. Additionally, Mr. Edidin may participate in all benefit plans generally available to executive employees and is provided with life insurance coverage in the amount of $400,000 or whatever lesser amount is available at an annual premium of $3,000. The agreement is subject to automatic extensions so that the term of Mr. Edidin's employment shall at no time be less than three years. We may terminate the agreement upon 30 days written notice for cause. The employment agreement may also be terminated at the election of Mr. Edidin upon 30 days written notice for material breach. It may also be terminated by Mr. Edidin if the individuals who presently constitute the Board of Directors, or successors approved by these Board members, cease for any reason to constitute at least a majority of the Board. If such a change of control occurs, and Mr. Edidin gives us notice of termination within 60 days, then in lieu of any other rights under the agreement, all of Mr. Edidin's unvested stock options will immediately vest, and we will be required to pay him a lump sum of three times his base salary and fixed bonus. If the agreement terminates by reason of death, disability or material breach by us, or if we terminate the agreement other than for cause, we are required to pay Mr. Edidin or his legal representatives an amount equal to all cash compensation that would otherwise be payable to him until the expiration of the extended term of the agreement. If any portion of the amount paid to Mr. Edidin is subject to the excise tax imposed by Section 4999 of the Code, then additional compensation is required to be paid to him to the extent necessary to eliminate the economic effect on him of the resulting excise tax.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH MIDWAY

     Midway was formerly a wholly-owned subsidiary of ours. Since we distributed all of our Midway stock to our stockholders in April 1998, we do not own any Midway common stock. Seven of Midway's directors are also directors of ours, including Louis J. Nicastro and Neil D. Nicastro, the Chief Executive Officer of Midway.

     In connection with our spinoff of Midway, we entered into a number of agreements with Midway, each dated as of April 6, 1998. In connection with the termination of our manufacturing relationship with Midway, notice has been given to terminate several of the 1998 agreements early. In addition, the parties are negotiating with respect to the purchase by Midway of specified equipment and spare parts and for the lease by Midway of our building at 2704 Roscoe Street in Chicago Illinois, anticipated to begin in 2001, among other matters. The material agreements between Midway and us, each dated as of April 6, 1998, as amended in some cases, are described below:

     Manufacturing Agreement. We previously manufactured coin-operated video games and kits for Midway under this agreement. On September 30, 2000, this agreement was terminated, and we discontinued all manufacturing under the agreement.

     Spare Parts Sales and Service Agreement. We previously sold spare parts for Midway's coin-operated video games. On September 30, 2000, this agreement was terminated, and we discontinued all sales of spare parts under this agreement.

     Information Systems Service Agreement. We provide Midway with access to our computer systems for many of their computing needs, including order entry, financial and manufacturing modules, marketing and sales and engineering (including engineering documentation and blueprint systems) as well as support for the computer system. We also coordinate the provision and maintenance of cabling, wiring, switching components, routers and gateway and the purchasing, maintaining and upgrading of network services for Midway. These services include purchasing of desktop computers and related hardware as well as providing some telecommunications services to Midway. Midway may also request that we provide services to it to develop their communications networking, operating and computer system and other related services. Midway pays us an

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

amount equal to our cost for all services provided plus 6.6%. It is anticipated that this agreement will terminate on or before March 31, 2001, except with respect to access to Midway's AS-400 System and related services, which access and services shall terminate on December 31, 2001.

     Confidentiality and Non-Competition Agreement. Under this agreement, Midway or we may designate business information as confidential, and the other party must use its best efforts to keep this information confidential. The agreement also includes a five year non-competition clause.

     Right of First Refusal Agreement. We have granted Midway a right of first refusal with respect to any offer to us to purchase specified facilities of ours as long as the offer is not made in connection with the sale of our stock or assets and business as a going concern. The term of the agreement expires April 5, 2008.

     Third Parties Agreement. This agreement governs the treatment of the numerous arrangements with third parties with respect to game development, licensing and other matters. Under the agreement, Midway and we allocate the rights and obligations under third party arrangements so that the party receiving the benefits will bear the burdens of those agreements. The agreement will remain in effect as long as any prior third party arrangements remain outstanding.

     Temporary Support Services Agreement. We supply a portion of Midway's janitorial and other agreed upon services, including the use of space by Midway in some of our facilities, as requested by Midway. In exchange for these services, Midway pays us an amount equal to our direct or allocated cost (including wages, salaries, fringe benefits and materials), as indicated on our monthly invoices. The agreement will continue until December 31, 2001; provided, however, that each party may, upon 60 days notice, terminate any one or more of the services provided, except the use of space by Midway in any WMS facility.

     Tax Separation Agreement. Until the Midway spinoff, Midway had been a member of the consolidated group of corporations of which WMS was the common parent for federal income tax purposes (the "WMS Group") since 1988. Therefore, Midway is jointly and severally liable for any federal tax liability of the WMS Group for the period that it was part of the WMS Group. The agreement sets forth the parties' respective liabilities for federal, state and local taxes as well as their agreements as a result of Midway and its subsidiaries ceasing to be members of the WMS Group. The agreement governs, among other things, (i) the filing of tax returns with federal, state and local authorities, (ii) the carryover of any tax benefits of Midway, (iii) the treatment of the deduction attributable to the exercise of stock options to purchase our common stock which are held by employees or former employees of Midway and any other similar compensation related tax deductions, (iv) the treatment of specified net operating loss carrybacks, (v) the treatment of audit adjustments, (vi) procedures with respect to any proposed audit adjustment or other claim made by any taxing authority with respect to a tax liability of Midway or any of its subsidiaries.

     Tax Indemnification Agreement. This agreement provides for indemnification if the Midway spinoff fails to qualify under Section 355 of the Code. Each of the parties agreed that for a period of two years after the spinoff, each would continue active conduct of its historic trade or business as conducted by it during the five-year period prior to the spinoff. Additionally, each party agreed not to take specified actions or enter into specified transactions for that two year period, unless that party first obtained the consent of the other party. Midway will indemnify WMS if Midway's action causes the spinoff to fail to qualify under Section 355 of the Code, against any federal, state and local taxes, interest, penalties and additions to tax imposed upon or incurred by the WMS Group or any member. WMS will indemnify Midway and its subsidiaries against federal, state and local taxes, interest, penalties and additions to tax resulting from the spinoff, other than any of these liabilities for which Midway is required to indemnify WMS.

     We also have the following agreements with Midway:

     Tax Sharing Agreement. This agreement is dated July 1, 1996 and remains in effect, except to the extent described in the Tax Separation Agreement referred to above. Under this agreement, WMS and Midway have agreed upon a method for:
(i) determining the amount which Midway must pay to WMS for federal income taxes; (ii) compensating any member of the WMS Group for use of its net operating losses, tax credits and other tax benefits in arriving at the WMS Group tax liability as determined under the federal consolidated return regulations; and (iii) providing for the receipt of any refund arising from a carryback of net operating losses or tax credits from subsequent taxable years and for payments upon subsequent adjustments. The amount that Midway is required to pay to WMS for federal income taxes is determined as if Midway was filing a separate tax return. If any two or more members of the WMS Group are required to elect, or WMS elects to cause two or more members of the WMS Group to file combined or consolidated income tax returns under state or local income tax law, the financial consequences of these filings are determined in a manner as similar as practicable to those provided for under the Tax Sharing Agreement for federal taxes.

     Patent License Agreement. We entered into a patent license agreement dated July 1, 1996 with Midway under which each party licensed to the other, on a perpetual, royalty-free basis, some patents used in the development and manufacture of coin-operated video games and of video lottery terminals and other gaming machines.

OTHER RELATED PARTY TRANSACTIONS

     Ira S. Sheinfeld, one of our directors, is a member of the law firm of Squadron, Ellenoff, Plesent & Sheinfeld LLP, which we retained to provide tax services during the last fiscal year and propose to retain for tax services during the current fiscal year.

     Donna B. More, one of our directors, is a member of the More Law Group law firm, which we retained to provide legal services during the last fiscal year and propose to retain for legal services during the current fiscal year.

     William C. Bartholomay, one of our directors, is President of Near North National Group, insurance brokers, which we retained to provide insurance services during the last fiscal year and propose to retain for insurance services during the current fiscal year.

              PROPOSAL 2 -- RATIFICATION OF 2000 STOCK OPTION PLAN

     On April 18, 2000, the Board of Directors, subject to the approval of stockholders, adopted our 2000 Stock Option Plan (the "Plan") covering an aggregate of 1,000,000 shares of our common stock. Under our existing stock option plans, as of December 1, 2000, options to purchase 3,079,744 shares were outstanding, and options to purchase 397,086 shares were available for grant. The total of the shares underlying options outstanding and available for grant represented 11.0% of our outstanding common stock, as of December 1, 2000.

     The Board has deemed that it is in our best interests to establish the Plan. The purpose of the Plan is to provide our employees, directors, independent contractors and consultants an opportunity to acquire a proprietary interest in our business by means of grants of options to purchase our common stock in order to provide a closer identification of their interests with ours and our stockholders. It is the opinion of the Board that by providing to persons involved in our success the opportunity to acquire an equity investment in WMS, the Plan will maintain and strengthen their desire to remain with us, stimulate their efforts on our behalf, and also attract other qualified personnel to become employed by or otherwise become associated with us.

     We have not yet granted any options under the Plan. The Board has directed that, subject to stockholder ratification of the Plan, the shares underlying the Plan be listed for trading on the New York Stock Exchange and registered under the Securities Act of 1933, and we intend to take steps to file a registration statement to register the shares promptly after approval of this proposal 2.

     The last sale price of our common stock on December 1, 2000 was $17.56 per share. As of December 1, 2000, we had a total of approximately 800 employees and nine directors. We expect that only a few consultants and advisors will ever be granted options under the Plan.

SUMMARY OF THE PLAN

     Administration of the Plan. The Plan is administered by the Stock Option Committee (the "Committee") of our Board of Directors. The Committee consists of two or more persons who are appointed annually by our Board, each of whom is a "non-employee director" as that term is defined in Rule 16b-3 under the
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

Securities Exchange Act of 1934 and under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). The Committee members may be removed by the Board of Directors at any time. Except as otherwise specified in the Plan, the Committee makes all decisions under the Plan, including:

     - to whom among those eligible and the time or times at which, options will be granted;

     - the number of shares to be subject to each option;

     - whether an option is an incentive stock option or a non-qualified stock option;

     - the manner in and price at which options may be exercised; and

     - whether stock appreciation rights are associated with those options.

In making these decisions, the Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to our business and any other factors that the Committee believes is relevant. Options are designated at the time of grant as either "incentive stock options" intended to qualify under Section 422 of the Code or "non-qualified stock options" which do not qualify under that section. The differences in tax treatment of qualified and non-qualified options are described below.

     Our Board of Directors may amend, suspend or terminate the Plan at any time, except that no amendment may be adopted without the approval of stockholders which would materially:

     - increase the benefits provided in the Plan;

     - increase the number of shares issuable upon the exercise of options granted under the Plan; or

     - modify the eligibility requirements for participation in the Plan.

The amendment or termination may not adversely affect the rights of a holder without his or her consent.

     Unless the Plan is terminated earlier by our Board, the Plan will terminate on April 17, 2010.

     Shares Subject to the Plan. Subject to the adjustments described below, no more than 1,000,000 shares of our common stock may be issued upon the exercise of options granted under the Plan. If an option expires without having been exercised in full, the unpurchased shares subject to that option will be available again for purposes of the Plan. No employee may receive options in any calendar year to purchase more than 350,000 shares. Stock appreciation rights may be granted in conjunction with the grant of an option. Not more than 50% of the shares covered by the option may include stock appreciation rights.

     The total number of shares of our common stock that may be allocated under options granted under the Plan or that may be allocated to any one employee, the number of shares subject to outstanding options, the exercise price for the options and other terms and conditions of options may be equitably adjusted by the Committee in the event of corporate transactions, including a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, repurchase or exchange of shares or other securities or other similar event. In addition, if we are involved in a merger, consolidation, acquisition, separation, reorganization, liquidation or other similar corporate transaction, the options granted under the Plan will be substituted for comparable options, adjusted or, under some conditions, will terminate, subject to the right of the option holder to exercise the option prior to that event.

     Participation. The Committee is authorized to grant incentive stock options only to our employees and those of our subsidiaries. All of our employees and directors, and those of our subsidiaries, and consultants and advisors providing services to us or to our subsidiaries are eligible to receive non-qualified stock options under the Plan.

     Option Price. The exercise price of each option is determined by the Committee but may not, in any case, be less than the fair market value of the shares of our common stock on the date of grant. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of our stock, then the exercise price may not be less than 110% of the fair market value of our common stock covered by the incentive stock option on the date the option is granted.
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

     Transferability. Incentive stock options granted under the Plan are not transferable except by will or under the laws of descent and distribution. Non-qualified stock options may be transferable, at the discretion of the Committee, to the extent specified in the optionee's option agreement.

     Term of Options. The Committee has the discretion to fix the term of each option granted under the Plan, except that the maximum length of term of each option is 10 years (five years in the case of incentive stock options granted to an employee who owns over 10% of the total combined voting power of all classes of our stock), subject to earlier termination as provided in the Plan.

     Acquisition of Shares. To assist an optionee in the acquisition of shares of common stock upon the exercise of an option granted under the Plan, the Committee may authorize, among other things:

     - our extension of a loan to the optionee;

     - the payment by the optionee of the exercise price in installments; or

     - our guarantee of a loan obtained by the optionee from a third party.

In the case of incentive stock options, the rate of interest of any loans from or guaranteed by us may not be less than the higher of the prime rate of a commercial bank of recognized standing or the rate of interest required to avoid the imputation of interest for federal income tax purposes. Subject to applicable holding periods, and if it would not cause adverse accounting effects, our common stock may be used to pay the exercise price of options. We are not required to deliver shares upon exercise of an option until we receive payment in full of the exercise price and unless the shares may be issued and delivered under applicable securities law and stock exchange rules.

     Termination of Service or Employment. Upon the termination of an optionee's service with us voluntarily by the optionee or for cause, all unexercised options held by the optionee shall expire and be forfeited as of the date of termination. If an optionee quits his or her service with our written consent, or if we terminate the service of the optionee for reasons other than cause, the optionee may exercise his or her option within three months following the termination of service. If an optionee violates the option agreement, competes with us or acts to harm us, the Committee may cancel, suspend or otherwise restrict any of the optionee's options and stock appreciation rights.

     If an optionee dies while in our service (or within three months after termination of service under some circumstances) the optionee's estate may exercise his or her option within one year following his or her death.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the material Federal income tax consequences of the grant and exercise of options to residents of the U.S. and is based on existing Federal law, which is subject to change, in some cases retroactively. This discussion does not address the particular circumstances of all optionees, which may substantially alter or modify the Federal income tax consequences discussed below. In addition, this summary does not address state and local tax consequences. The Plan is not subject to the provisions of ERISA and is not qualified under Section 401(a) of the Code.

     Non-qualified Options. An individual who is a United States taxpayer who is granted a non-qualified stock option under the Plan will not realize any income for Federal income tax purposes on the grant of an option. An optionee will realize ordinary income for Federal income tax purposes on the exercise of an option, provided the shares are not then subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code ("Risk of Forfeiture"), in an amount equal to the excess, if any, of the fair market value of the shares of our common stock on the date of exercise over their exercise price. If the shares are subject to a Risk of Forfeiture on the date of exercise, the optionee will realize ordinary income for the year in which the shares cease to be subject to a Risk of Forfeiture in an amount equal to the excess, if any, of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price, unless the optionee shall have made a timely election under Section 83(b) of the Code to include in his income for the year of exercise an amount equal to the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price. The amount realized for tax purposes by an optionee by reason of the exercise of a non-qualified stock option granted under the Plan is subject to withholding by us, and, except under the circumstances described below, we are entitled to a deduction in an amount equal to the income so realized by an optionee.

     Provided that an individual who is a United States taxpayer satisfies the holding period requirements provided by the Code, that individual will realize long-term capital gain or loss, as the case may be, if the shares issued upon exercise of a non-qualified stock option are disposed of more than one year after (i) the shares are transferred to the individual or (ii) if the shares were subject to a Risk of Forfeiture on the date of exercise and a valid election under Section 83(b) of the Code shall not have been made, the date as of which the shares cease to be subject to a Risk of Forfeiture. The amount recognized upon disposition will be the difference between the option holder's basis in the shares and the amount realized upon disposition. Generally, an option holder's basis in the shares will be equal to the exercise price plus the amount of income recognized upon exercise of the option.

     If a stock option is transferred (to the extent permissible) in a non-arms length transaction, the transfer may be treated as a completed gift (depending on the circumstances of the transfer) for purposes of the federal (and possibly state) gift tax to the extent of the fair market value of the option on the day of the transfer. The grantee of the option, however, will continue to realize ordinary income on the exercise of the option as provided above. The transferee of the option will be treated in the same manner as the grantee upon disposition of the shares issued upon exercise of the option.

     Incentive Stock Options. An incentive stock option holder who meets the eligibility requirements of Section 422 of the Code will not realize income for Federal income tax purposes, and we will not be entitled to a deduction, on either the grant or the exercise of an incentive stock option. If the incentive stock option holder does not dispose of the shares acquired within two years after the date the incentive stock option was granted to him or within one year after the transfer of the shares to him, (i) any proceeds realized on a sale of the shares in excess of the option price will be treated as long-term capital gain and (ii) we will not be entitled to any deduction for Federal income tax purposes with respect to those shares.

     If an incentive stock option holder disposes of shares during the two-year or one-year periods referred to above (a "Disqualifying Disposition"), the incentive stock option holder will not be entitled to the favorable tax treatment afforded to incentive stock options under the Code. Instead, the incentive stock option holder will realize ordinary income for Federal income tax purposes in the year the Disqualifying Disposition is made, in an amount equal to the excess, if any, of the fair market value of the shares of common stock on the date of exercise over the exercise price.

     An incentive stock option holder generally will recognize a long-term capital gain or loss, as the case may be, if the Disqualifying Disposition is made more than one year after the shares are transferred to the incentive stock option holder. The amount of any such gain or loss will be equal to the difference between the amount realized on the Disqualifying Disposition and the sum of (x) the exercise price and (y) the ordinary income realized by the incentive stock option holder as the result of the Disqualifying Disposition. We will be allowed in the taxable year of a Disqualifying Disposition a deduction in the same amount as the ordinary income recognized by the incentive stock option holder.

     Notwithstanding the foregoing, if the Disqualifying Disposition is made in a transaction with respect to which a loss, if sustained, would be recognized to the incentive stock option holder, then the amount of ordinary income required to be recognized upon the Disqualifying Disposition will not exceed the amount by which the amount realized from the disposition exceeds the exercise price. Generally, a loss may be recognized if the transaction is not a "wash" sale, a gift or a sale between persons or entities classified under the Code as "related persons".

     Alternative Minimum Tax. For purposes of computing the Federal alternative minimum tax with respect to shares acquired upon the exercise of incentive stock options, the difference between the fair market value of the shares on the date of exercise over the exercise price will be includable in alternative minimum taxable income in the year of exercise if the shares are not subject to a Risk of Forfeiture; if the shares are subject to a Risk of Forfeiture, the amount includable in alternative minimum taxable income will be taken into account in the year the Risk of Forfeiture ceases and will be the excess of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price. The basis of the shares for alternative minimum tax purposes, generally, will be an amount equal to the exercise price, increased by the amount of the tax preference taken into account in computing the alternative minimum taxable income. In general, the alternative minimum tax is the excess of 26% of alternative minimum taxable income up to $175,000 and 28% of income above $175,000 over the regular income tax, in each case subject to various adjustments and exemptions.

     Limitations on Deductions for Federal Income Tax Purposes. Except as described in this paragraph, under Section 162(m) of the Code and the regulations under that section, we are not able to deduct compensation to "covered employees" to the extent compensation exceeds $1.0 million per tax year. Covered employees include our chief executive officer and our four other highest paid senior executive officers for the tax year. Performance-based compensation, including stock options, is exempt from this limitation provided that (i) the stock options are granted by a committee of our Board which is comprised solely of two or more "outside directors", (ii) the plan under which the options are granted is approved by stockholders, (iii) the plan states the maximum number of shares with respect to which options may be granted during a specified period to any employee, and (iv) the exercise price of a stock option is not less than 100% of the fair market value of our common stock at the time of grant.

REQUIRED VOTE

     The Board of Directors believes the Plan to be in our best interest and recommends that the stockholders ratify the Plan. We will submit the following resolution to the stockholders for approval at the annual meeting:

     "RESOLVED, that the WMS Industries Inc. 2000 Stock Option Plan be, and it hereby is, ratified, approved and adopted."

     The affirmative vote of holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote on the proposal is required for approval of the Plan; provided that the total vote cast on the proposal must represent a majority of all outstanding shares of our common stock entitled to vote on the proposal.
                           -------------------------

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE 2000 STOCK OPTION PLAN.
                           -------------------------

               PROPOSAL 3 -- APPOINTMENT OF INDEPENDENT AUDITORS

     We propose that the stockholders ratify the appointment by the Board of Directors of Ernst & Young LLP as our independent auditors for fiscal 2001. We expect that representatives of Ernst & Young will be present at the annual meeting and that they will be available to respond to appropriate questions submitted by stockholders at the meeting. Ernst & Young will have the opportunity to make a statement if they desire to do so.

     Approval by the stockholders of the appointment of independent auditors is not required, but the Board believes that it is desirable to submit this matter to the stockholders. If holders of a majority of our common stock present and entitled to vote on the matter do not approve the selection of Ernst & Young at the meeting, the selection of independent auditors will be reconsidered by the Board.
                           -------------------------

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.
                           -------------------------

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

                             AUDIT COMMITTEE REPORT

     The audit committee of the Board of Directors of WMS is composed of three independent directors and operates under a written charter adopted by the Board of Directors, attached as Appendix A. WMS's management is responsible for its internal accounting controls and the financial reporting process. WMS's independent accountants, Ernst & Young LLP, are responsible for performing an independent audit of WMS's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

     In keeping with that responsibility, the audit committee has reviewed and discussed WMS's audited consolidated financial statements with management. In addition, the audit committee has discussed with WMS's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees."

     The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent accountants their independence.

     Based on the audit committee's discussions with management and the independent accountants and the audit committee's review of the representations of management and the report of the independent accountants, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in WMS's Annual Report on Form 10-K for the year ended June 30, 2000 for filing with the Securities and Exchange Commission.

     This report is respectfully submitted by the audit committee of the Board of Directors.

          William E. McKenna (Chairman)
          William C. Bartholomay
          Ira S. Sheinfeld

                                 OTHER MATTERS

STOCKHOLDER PROPOSALS

     As of the date of this proxy statement, the Board has not received notice of, and does not intend to propose, any other matters for stockholder action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

     We must receive any stockholder proposals to be acted upon at our 2002 Annual Meeting of Stockholders on or before August 11, 2001 in order to consider including them in our proxy materials for that meeting. If we do not receive notice of a stockholder proposal to be acted upon at our 2002 Annual Meeting of Stockholders on or before October 25, 2001, our proxy for that meeting may confer discretionary authority to vote on any such proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based solely on our review of copies of these reports that we have received and on representations from some reporting persons that no Form 5 report was required to be filed by them, we believe that during fiscal 2000 our officers, directors and 10% beneficial owners complied with all of their Section 16(a) filing requirements.

MANNER AND EXPENSES OF SOLICITATION

     This solicitation of proxies is made by the Board, and we will bear all solicitation costs. In addition to the solicitation of proxies by use of the mails, some of our officers, directors and other employees may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for those services. We will request that brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of our common stock in their names forward proxy material to their principals and will reimburse them for their reasonable out of pocket expenses.

VOTING PROCEDURES

     We will appoint inspectors of election to tabulate the number of shares of common stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted in determining the votes cast and will have no effect on the vote. With respect to the tabulation of votes cast on each proposal presented to the stockholders at the meeting, abstentions will be considered as present and entitled to vote with respect to that specific proposal, whereas broker non-votes will not be considered as present and entitled to vote with respect to that specific proposal. Therefore, abstentions will have the affect of a vote against each proposal, but broker non-votes will have no effect on the vote for or against each proposal. Under NYSE rules, however, with respect to any proposal that is a prerequisite to listing of additional or new securities, the total vote cast on the proposal must represent at least a majority of all outstanding shares of our common stock entitled to vote on the proposal. With respect to these proposals, broker non-votes are not counted as part of the total vote cast on the proposal. The term "broker non-votes" commonly refers to shares held in street name for customers, where the broker does not have authority under NYSE rules to vote on its own initiative on particular items, and the broker has not received instructions from the beneficial owners.

HOW TO OBTAIN OUR ANNUAL REPORT ON FORM 10-K

     We will provide without charge a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2000, including financial statements and schedules, to each of our stockholders of record on December 4, 2000 and each beneficial owner of stock on that date, upon receipt of a written request mailed to our offices, 800 South Northpoint Road, Waukegan, Illinois 60085, attention:
Treasurer. In the event that exhibits to the Form 10-K are requested, a reasonable fee will be charged for reproduction of the exhibits. Requests from beneficial owners of common stock must set forth a good faith representation as to their ownership.

     IT IS IMPORTANT THAT YOU RETURN THE ACCOMPANYING PROXY CARD PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE EARNESTLY REQUESTED TO MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS EXERCISED. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW THE PROXY AND VOTE YOUR OWN SHARES.

                                          By Order of the Board of Directors,

                                          ORRIN J. EDIDIN
                                          Executive Vice President, Secretary
                                          and
                                          General Counsel

Chicago, Illinois
December 8, 2000

                                                                      APPENDIX A

                  CHARTER OF THE AUDIT AND ETHICS COMMITTEE OF

                 THE BOARD OF DIRECTORS OF WMS INDUSTRIES INC.

                                   I. PURPOSE

     The primary purpose of the Audit Committee of the Board of Directors of WMS Industries Inc. (the "Company") is to provide independent and objective oversight of the accounting functions and internal controls of the Company, its subsidiaries and affiliates and to ensure the objectivity of the Company's financial statements. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

                                 II. FUNCTIONS

     The Audit Committee shall perform the following functions:

     1. INDEPENDENT ACCOUNTANTS. Recommend to the Board the firm to be employed by the Company as its independent accountants, which firm shall be ultimately accountable to the Board and the Committee as representatives of stockholders.

     2. PLAN OF AUDIT. Consult with the independent accountants regarding the plan of audit. The Committee also shall review with the independent accountants their report on the audit and review with management the independent accountants' suggested changes or improvements in the Company's accounting practices or controls.

     3. ACCOUNTING PRINCIPLES AND DISCLOSURE. Review significant developments in accounting rules. The Committee shall review with management recommended changes in the Company's methods of accounting or financial statements. The Committee also shall review with the independent accountants any significant proposed changes in accounting principles and financial statements.

     4. INTERNAL ACCOUNTING CONTROLS. Consult with the independent accountants regarding the adequacy of internal accounting controls. Where appropriate, consultation with the independent accountants regarding internal controls shall be conducted out of management's presence.

     5. FINANCIAL DISCLOSURE DOCUMENTS. Review with management and the independent accountants the Company's financial disclosure documents, including all year-end financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders and following the satisfactory completion of each year-end review, recommend to the Board the inclusion of the audited financial statements in the Company's filing on Form 10-K.

     6. INTERNAL CONTROL SYSTEMS. Review with management and internal auditors the Company's internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant problems and regulatory concerns.

     7. ETHICAL ENVIRONMENT. Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities.

     8. OVERSIGHT OF EXECUTIVE OFFICERS AND DIRECTORS AND CONFLICTS OF INTEREST. Review significant conflicts of interest involving directors or executive officers. The Committee shall review compliance with Company policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.

     9. OVERSIGHT OF INDEPENDENT ACCOUNTANTS. Evaluate the independent accountants on an annual basis and where appropriate recommend a replacement for the independent accountants. In such evaluation, the Committee shall ensure that the independent accountants deliver to the Committee a formal written statement delineating all relationships between the accountants and the Company. The Committee also shall engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and in response to the independent accountant's report take, or recommend that the Board take, appropriate action to satisfy itself of the independent accountant's independence.

     10. OFFERINGS OF SECURITIES. Perform appropriate due diligence on behalf of the Board of Directors with respect to the Company's offerings of securities.

     11. CHARTER AMENDMENTS. Review this Charter annually, assess its adequacy and propose appropriate amendments to the Board.

     The Committee's function is one of oversight and review, and it is not expected to audit the Company, to define the scope of the audit, to control the Company's accounting practices, or to define the standards to be used in preparation of the Company's financial statements.

                       III. COMPOSITION AND INDEPENDENCE

     The Committee shall consist of not less than three independent members, all of whom shall have no relation to the Company that may interfere with the exercise of their judgment independently from management and the Company, and who shall be appointed by the Board of Directors. "Independent" shall have the same meaning as defined in the New York Stock Exchange Listed Company Manual sec.303.01(B)(3), including upon a determination by the Board of Directors that the member is independent as described in such Section. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee, and at least one member of the Committee shall have accounting, related financial management expertise, or any other comparable experience or background that results in the individual's financial sophistication. No member of the Committee shall be employed or otherwise affiliated with the Company's independent accountants.

     In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairman, and in the case where the Committee Chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the Chairman of the Board of Directors. In the event that the Committee Chairman, or the Chairman of Board of Directors, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

                            IV. QUORUM AND MEETINGS

     A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance. The Committee shall meet on a regular basis. Meetings shall be scheduled at the discretion of the Chairman. Notice of the meetings shall be provided at least ten days in advance. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

                                   V. REPORTS

     The Committee will report to the Board from time to time with respect to it activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

     The Committee shall report to stockholders in the Company's proxy statement for its annual meeting in accordance with applicable governmental and stock exchange rules and regulations.

                              VI. OTHER AUTHORITY

     The Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee' scope of responsibilities. The Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice.

     The Committee will perform such other functions as are authorized for this Committee by the Board of Directors.

                                                                      APPENDIX B

                              WMS INDUSTRIES INC.
                             2000 STOCK OPTION PLAN

                                   ARTICLE I
                              PURPOSE OF THE PLAN

     The 2000 Stock Option Plan (the "Plan") is intended to provide a method whereby "Employees," "Directors" and "Consultants and Advisers" of WMS Industries Inc. (the "Company") and its "Subsidiaries" (as such quoted terms are hereinafter defined) may be encouraged to acquire a proprietary interest in the Company and whereby such individuals may realize benefits from an increase in the value of the shares of common stock, $.50 par value per share ("Common Stock"), of the Company; to provide such Employees, Directors and Consultants and Advisers with greater incentive to exert their efforts on behalf of the Company and to encourage their continued provision of services to the Company; to attract new personnel to become employed by or otherwise become associated with the Company; and, generally, to promote the interests of the Company and all of its stockholders. Under the Plan, from time to time on or before April 17, 2010, options to purchase shares of Common Stock and related Stock Appreciation Rights may be granted to such persons as may be selected in the manner hereinafter provided on the terms and subject to the conditions hereinafter set forth. Capitalized terms are defined in Article XV hereof.

                                   ARTICLE II

                           ADMINISTRATION OF THE PLAN

     Section 1. Subject to the authority as described herein of the Board of Directors (the "Board") of the Company, the Plan shall be administered by the Stock Option Committee of the Board (the "Committee") which is composed of at least two members of the Board who are Non-Employee Directors. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. All determinations by the Committee shall be made by the affirmative vote of a majority of its members but any determination reduced to writing and signed by a majority of its members shall be fully enforceable and effective as if it had been made by a majority vote at a meeting duly called and held. Subject to any applicable provisions of the Plan, all determinations by the Committee or by the Board pursuant to the provisions of the Plan, and all related orders or resolutions of the Committee or the Board, shall be final, conclusive and binding on all Persons, including the Company and its stockholders, employees, directors and optionees.

     Section 2. All authority delegated to the Committee pursuant to the Plan may also be exercised by the Board, except with respect to matters which under
Section 162(m) of the Code are required to be determined in the absolute discretion of the Committee. Subject to the foregoing, in the event of any conflict or inconsistency between determinations, orders, resolutions or other actions of the Committee and the Board, the actions of the Board shall control.

     Section 3. With respect to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

                                  ARTICLE III

                           STOCK SUBJECT TO THE PLAN

     Section 1. The shares to be issued or delivered upon exercise of options or rights granted under the Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of

Common Stock of the Company or from shares of Common Stock reacquired by the Company, including shares purchased by the Company in the open market or otherwise obtained.

     Section 2. Subject to the provisions of Article X hereof, the aggregate number of shares of Common Stock which may be purchased pursuant to options granted at any time under the Plan shall not exceed 1,000,000. Such number shall be reduced by the aggregate number of shares covered by options in respect of which Stock Appreciation Rights are exercised. The maximum number of shares with respect to which options may be granted under the Plan in any calendar year to any one employee shall be 350,000 as such number may be adjusted by the Committee in accordance with Article X hereof. The Committee shall calculate such limit in a manner consistent with Section 162(m) of the Code.

     Section 3. Shares subject to any options which are canceled, lapse or are otherwise terminated shall be immediately available for reissuance under the Plan to the extent permitted by Sections 162 and 422 of the Code.

                                   ARTICLE IV

                       PURCHASE PRICE OF OPTIONED SHARES

     Unless the Committee shall fix a greater purchase price, the purchase price per share of Common Stock under each option granted to Employees, Directors, Consultants and Advisers shall not be less than one hundred percent (100%) of the Fair Market Value (as hereinafter defined) of the Common Stock at the time such option is granted, but in no case shall such price be less than the par value of the Common Stock as of the time of grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a "Ten Percent Stockholder"), such purchase price per share shall be at least one hundred and ten percent (110%) of the Fair Market Value.

                                   ARTICLE V

                           ELIGIBILITY OF RECIPIENTS

     Options will be granted only to Employees, Directors, Consultants or Advisers of the Company or a Subsidiary. Incentive stock options will be granted only to Employees.

                                   ARTICLE VI

                              DURATION OF THE PLAN

     Unless previously terminated by the Committee or the Board, the Plan will terminate on April 17, 2010. Such termination will not terminate any option or Stock Appreciation Right then outstanding.

                                  ARTICLE VII

                         GRANT OF OPTIONS TO EMPLOYEES,
                      DIRECTORS, CONSULTANTS AND ADVISERS

     Section 1. Each option granted under the Plan to Employees shall constitute either an Incentive Stock Option or a Non-Qualified Stock Option, as determined in each case by the Committee, and each option granted under the Plan to Directors, Consultants and Advisers shall constitute a Non-Qualified Stock Option. With respect to Incentive Stock Options granted to Employees, to the extent that the aggregate Fair Market Value (determined at the time an option is granted) of Common Stock of the Company with respect to which such Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under the Plan and any other stock option plan of the Company) exceeds $100,000, such Incentive Stock Options shall be treated as Non-Qualified Stock Options to the extent of such excess. The foregoing rule shall be applied by taking Incentive Stock Options into account in the order in which they were granted. In the event outstanding Incentive Stock Options become immediately exercisable under the terms hereof, such Incentive Stock Options will, to the extent the aggregate Fair Market Value thereof exceeds $100,000, be treated as Non-Qualified Stock Options.

     Section 2. The Committee shall from time to time determine the Employees, Directors, Consultants and Advisers to be granted options, it being understood that options may be granted at different times to the same person; provided, however, that no one person may receive an option or options under the Plan covering more than the number of shares specified in Section 2 of Article III hereof. In addition, the Committee shall determine subject to the terms of the Plan the number of shares subject to each option, the time or times when the options will be granted, whether such options shall be Incentive Stock Options, Non-Qualified Stock Options or both, whether Stock Appreciation Rights will be granted in connection with the grant of options, the purchase price of the shares subject to each option, which price shall be not less than that specified in Article hereof, the time or times when each option and any related Stock Appreciation Rights may be exercised and (g) any other matters which the Committee shall deem appropriate.

     Section 3. All instruments evidencing options granted to Employees, Directors, Consultants and Advisers under the Plan shall be in such form as the Committee shall from time to time determine, which form shall be consistent with the Plan and any applicable determinations, orders, resolutions or other actions of the Committee or the Board.

     Section 4. The Committee, in its sole discretion, on the granting of an option to an Employee, Director, Consultant or Adviser under the Plan may also grant Stock Appreciation Rights relating to any number of shares but, except as hereinafter provided, not more than fifty percent (50%) of the number of shares covered by such option shall include Stock Appreciation Rights. Such options shall be subject to such terms and conditions, not inconsistent with the Plan, that the Committee shall impose, including the following:

          (i) Stock Appreciation Rights may be granted only in writing and only attached to an underlying option at the time of the grant of the option;

          (ii) Stock Appreciation Rights may be exercised only at the time when the option to which it is attached is exercisable;

          (iii) Stock Appreciation Rights shall entitle the optionee (or any person entitled to act under the provisions of the Plan) to surrender unexercised all or part of the then exercisable portion of the option to which the Stock Appreciation Rights are attached to the Company and to receive from the Company in exchange therefor a payment in cash equal to the excess, if any, of the then value of one share covered by such portion over the option price per share specified in such option (which excess is herein called the "Appreciated Value"), multiplied by the number of shares covered by the portion of the option so surrendered. For purposes of computation of the Appreciated Value, the value of one share shall be deemed to be the average Fair Market Value of such share during the four-week period immediately preceding the date of notice of exercise of the Stock Appreciation Rights;

          (iv) if Stock Appreciation Rights attached to an option are exercised, such option shall be deemed to have been canceled to the extent of the number of shares surrendered on exercise of the Stock Appreciation Rights and no further options may be granted covering such shares; and

          (v) if an option to which Stock Appreciation Rights are attached is exercised, such Stock Appreciation Rights shall be canceled to the extent necessary to cause the number of shares to which such Stock Appreciation Rights relate not to exceed the number of remaining shares subject to such option.

                                  ARTICLE VIII

                           TRANSFERABILITY OF OPTIONS

     No Incentive Stock Option or any related Stock Appreciation Rights granted under the Plan shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and any such

Incentive Stock Option or any related Stock Appreciation Rights shall be exercisable during the lifetime of the optionee solely by him or her. Any Non-Qualified Stock Option granted under the Plan may be transferable by the optionee to the extent permitted by the Committee as specified in the instrument evidencing the option as the same may be amended from time to time. Except to the extent permitted by such instrument, no Non-Qualified Stock Option shall be transferable except by will or by the laws of descent and distribution.

                                   ARTICLE IX

                              EXERCISE OF OPTIONS

     Section 1. Subject to Article XII hereof, each option (and any related Stock Appreciation Rights) granted under the Plan shall terminate on the date specified by the Committee which date shall be not later than the expiration of ten years from the date on which it was granted; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant is a Ten Percent Stockholder, such period shall not exceed five years from the date of grant.

     Section 2. A person electing to exercise an option or Stock Appreciation Rights then exercisable shall give written notice to the Company of such election and, if electing to exercise an option, of the number of shares of Common Stock such person has elected to purchase. A person exercising an option shall at the time of purchase tender the full purchase price of such shares, which tender, except as provided in Section 3 of this Article , shall be made in cash or cash equivalent (which may be such person's personal check) or, to the extent permitted by applicable law, in shares of Common Stock already owned by such person (which shares shall be valued for such purpose on the basis of their Fair Market Value on the date of exercise), or in any combination thereof; provided, however, that payment in shares of common stock already owned shall not be permitted unless the chief financial officer of the Company determines that such payment will not require the Company to recognize a compensation expense under applicable accounting rules. In the event of payment in shares of Common Stock already owned, such shares shall be appropriately endorsed for transfer to the Company. The Company shall have no obligation to deliver shares of Common Stock pursuant to the exercise of any option, in whole or in part, until such payment in full of the purchase price therefor is received by the Company.

     Section 3. In order to assist an optionee in the exercise of an option granted under the Plan, the Committee or Board may, in its discretion, authorize, either at the time of the grant of the option or thereafter the extension of a loan to the optionee by the Company, the payment by the optionee of the purchase price of the Common Stock in installments, the guarantee by the Company of a loan obtained by the optionee from a third party or make such other reasonable arrangements to facilitate the exercise of options as are in accordance with applicable law. The Committee or Board shall authorize the terms of any such loan, installment payment arrangement or guarantee, including the interest rate (which, in the case of incentive stock options, shall be not less than the higher of the "prime rate" as from time to time in effect at a commercial bank of recognized standing, and the rate of interest from time to time required to avoid imputation of interest for federal income tax purposes) and terms of repayment thereof, and shall cause the instrument evidencing any such option to be amended, if required, to provide for any such extension of credit. Loans, installment payment arrangements and guarantees may be authorized without security, and the maximum amount of any such loan or guarantee shall be the purchase price of the Common Stock being acquired, plus related interest payments.

     Section 4. Each option shall be subject to the requirement that if at any time the Board shall in its discretion determine that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the granting of such option or the issuance or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not reasonably acceptable to the Board. Unless at the time of exercise of an option and the issuance of Common Stock so purchased, there shall be in effect as to such Common Stock a registration statement under the Act, the optionee shall deliver a certification (a) acknowledging that such shares of Common Stock may be "restricted securities" as defined in Rule 144 promulgated under the Act; and (b) containing such optionee's agreement that such Common Stock may not be sold or otherwise disposed of except in compliance with applicable provisions of the Act. In the event that the Common Stock is then listed on a national securities exchange, the Company shall use its best efforts to cause the listing of the shares of Common Stock subject to options upon such exchange.

     Section 5. The Company may establish appropriate procedures to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the exercise of options or any other matters under the Plan, and to ensure that the Company receives prompt advice concerning the occurrence of any event which may create, or affect the timing or amount of, any obligation to pay or withhold any such taxes or which may make available to the Company any tax deduction resulting from the occurrence of such event.

                                   ARTICLE X

                                  ADJUSTMENTS

     Section 1. New option rights may be substituted for the options granted under the Plan, or the Company's duties as to options outstanding under the Plan may be assumed by a corporation other than the Company, or by a parent or subsidiary of the Company or such corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or other similar corporate transaction in which the Company is involved. Notwithstanding the foregoing or the provisions of this Article X, in the event such corporation, or parent or subsidiary of the Company or such corporation, does not substitute new option rights for, and substantially equivalent to, the options granted hereunder, or assume the options granted hereunder, the options granted hereunder shall terminate and thereupon become null and void (i) upon dissolution or liquidation of the Company, or similar occurrence, (ii) upon any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be a surviving entity or (iii) upon a transfer of substantially all of the assets of the Company or more than 80% of the outstanding Common Stock in a single transaction; provided, however, that each optionee shall have the right immediately prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization or other similar corporate transaction, to exercise any unexpired option granted hereunder whether or not then exercisable.

     Section 2. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other corporate transaction or event affects the shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then, the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which options may be granted and any limitations set forth in the Plan, (ii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding options and (iii) the grant or exercise or target price with respect to any option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option including, if necessary, the termination of such an option; provided, in each case, that with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code. Without limiting the generality of the foregoing, any such adjustment shall be deemed to have prevented any dilution and enlargement of an optionee's rights if such optionee receives in any such adjustment rights which are substantially similar (after taking into account the fact that the optionee has not paid the applicable exercise price) to the rights the optionee would have received had he exercised his outstanding options and become a stockholder of the Company immediately prior to the event giving rise to such adjustment.

     Section 3. Adjustments and elections under this Article X shall be made by the Committee whose determination as to what adjustments, if any, shall be made and the extent thereof shall be final, binding and conclusive. Adjustments required under this Article X shall also be deemed to increase by a like number the aggregate number of shares authorized for purchase pursuant to options granted under the Plan as set forth in Section 2 of Article III hereof to the extent consistent with Section 162(m) of the Code.

                                   ARTICLE XI

                         PRIVILEGES OF STOCK OWNERSHIP

     No optionee, or legal representative, legatee, distributee or transferee of such optionee, shall be entitled to any rights or privileges of a stockholder of the Company in respect of any shares of Common Stock covered by an option until such shares have been paid for in full and issued and delivered by the Company.

                                  ARTICLE XII

                      TERMINATION OF SERVICE OR EMPLOYMENT

     Section 1. In the event that an optionee shall cease his or her relationship with the Company or a Subsidiary by voluntarily terminating such relationship without the written consent of the Company, or if the Company or a Subsidiary shall terminate for cause such relationship, unless otherwise provided in the instrument evidencing such option, the option and any associated Stock Appreciation Rights held by such optionee shall terminate forthwith.

     Section 2. If an optionee shall voluntarily terminate his or her relationship with the Company or a Subsidiary with the written consent of the Company, which written consent expressly sets forth a statement to the effect that options which are exercisable on the date of such termination shall remain exercisable, or if the optionee's relationship with the Company or a Subsidiary shall have terminated by the Company or a Subsidiary for reasons other than cause, unless otherwise provided in the instrument evidencing such option, such optionee may exercise his or her option to the extent exercisable at the time of such termination, at any time prior to the expiration of three months after such termination or the date of expiration of the option as fixed at the time of grant, whichever shall first occur. Options granted under the Plan to Employees shall not be affected by any change in the position of employment so long as the holder thereof continues to be an Employee, Director, Consultant or Adviser.

     Section 3. The Committee or Board may also cancel, suspend, withhold or otherwise limit or restrict any unexpired option and any Stock Appreciation Right held by an optionee at any time if the optionee (i) is not in compliance with all applicable provisions of the instrument evidencing the option or Stock Appreciation Right; or (ii) engages in any activity in competition with any activity of the Company or any Subsidiary, or inimical, contrary or harmful to the interests of the Company and its Subsidiaries, including, but not limited to: (A) conduct related to the optionee's employment for which either criminal or civil penalties against the optionee may be sought, (B) violation of any policies of the Company, including, without limitation, the Company's insider trading policy or anti-harassment policies, (C) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company or any Subsidiary, including employing or recruiting any present, former or future employee of the Company or any Subsidiary, (D) disclosing or misusing any confidential information or material concerning the Company or any Subsidiary or
(E) participating in a hostile takeover attempt against the Company.

     Section 4. Should an optionee die during the existence of the optionee's relationship with the Company or after the cessation of the optionee's relationship with the Company, unless otherwise provided in the instrument evidencing such option, all of the optionee's options shall be terminated, except that any option (and any related Stock Appreciation Rights), to the extent exercisable by the optionee at the time of such death, may be exercised within one year after the date of such death but not later than the expiration of the option solely in accordance with all of the terms and conditions of the Plan by the optionee's personal representatives or by the person or persons to whom the optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

                                  ARTICLE XIII

                             AMENDMENTS TO THE PLAN

     The Board may at any time terminate or from time to time amend, modify or suspend the Plan; provided, however, that no such amendment or modification without the approval of the stockholders of the Company shall:

          (i) materially increase the benefits accruing to participants under the Plan;

          (ii) materially increase the maximum number (determined as provided in the Plan) of shares of Common Stock which may be purchased pursuant to options granted under the Plan; or

          (iii) materially modify the requirements as to eligibility for participation in the Plan.

The amendment or termination of the Plan shall not, without the written consent of an optionee, adversely affect any rights or obligations under any option theretofore granted to such optionee under the Plan.

                                  ARTICLE XIV
                           EFFECTIVE DATE OF THE PLAN

     The Plan shall be effective on April 18, 2000, subject to the ratification of the Plan by the stockholders of the Company.

                                   ARTICLE XV
                                  DEFINITIONS

     For the purposes of this Plan, the following terms shall have the meanings indicated:

     Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Code: The Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

     Committee: Such term is defined in Article II, Section 1 hereof.

     Common Stock: Such term is defined in Article I hereof.

     Consultants and Advisers: Such term includes any third party retained or engaged by the Company or any Subsidiary to provide services to the Company or such Subsidiary, including any employee of such third party providing such services.

     Director: Such term includes any director of the Company.

     Employee: Such term includes any officer as well as any full-time salaried executive, managerial, professional, administrative or other employee of the Company or a Subsidiary. Such term also includes an employee on approved leave of absence provided such employee's right to continue employment with the Company or a Subsidiary upon expiration of such employee's leave of absence is guaranteed either by statute or by contract with or by a policy of the Company or a Subsidiary and any consultant, independent contractor, professional advisor or other person who is paid by the Company or a Subsidiary for rendering services or furnishing materials or goods to the Company or a Subsidiary.

     Fair Market Value: The fair market value as of any date shall be determined by the Committee or Board after giving consideration to the price of the Common Stock in the public market and shall be determined otherwise in a manner consistent with the provisions of the Code.

     Incentive Stock Option: An option intended to qualify under Section 422 of the Code.

     1934 Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Non-Employee Director: Any director of the Company who is a Non-Employee Director as that term is defined in Rule 16b-3 promulgated under the 1934 Act and who also qualifies as an outside director within the meaning of Section 162(m) and the related regulations under the Code, except as otherwise determined by the Board of Directors.

     Non-Qualified Stock Option: An option which does not qualify under Section 422 of the Code.

     Person: Such term shall have the meaning ascribed to it under the 1934 Act.

     Plan: Such term is defined in Article I hereof and includes all amendments hereof.

     Stock Appreciation Rights: The rights granted by the Committee pursuant to
Section 4 of Article VII hereof.

     Subsidiary: A "Subsidiary Corporation" of the Company as defined in Section 424 of the Code.

     Ten Percent Stockholder: Such term is defined in Article IV hereof.

                                                                      APPENDIX C

                               WMS INDUSTRIES INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         THE UNDERSIGNED, revoking all previous proxies, hereby appoints LOUIS
J. NICASTRO, SCOTT D. SCHWEINFURTH and ORRIN J. EDIDIN, or any of them, as attorneys, agents and proxies with power of substitution, and with all powers that the undersigned would possess if personally present, to vote all shares of common stock of WMS Industries Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on January 23, 2001 and at all adjournments thereof.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED UPON THE FOLLOWING PROPOSALS, MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF NO INSTRUCTIONS ARE GIVEN BY THE UNDERSIGNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

(1) Election of Directors.

    [ ] FOR all nominees listed (except as   [ ] WITHHOLD AUTHORITY
        marked to the contrary)                  to vote for all nominees listed

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

William C. Bartholomay / William E. McKenna / Norman J. Menell / Donna B. More / Louis J. Nicastro / Neil D. Nicastro / Harvey Reich / David M. Satz, Jr. / Ira
S. Sheinfeld

(2) Ratification of the WMS Industries Inc. 2000 Stock Option Plan.

         FOR [ ]                AGAINST [ ]                     ABSTAIN [ ]

(3) Ratification of appointment of Ernst & Young LLP as independent auditors for fiscal 2001.

         FOR [ ]                AGAINST [ ]                     ABSTAIN [ ]

         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                           Dated:                      ,
                                                 ----------------------  -------


                                           -------------------------------------
                                           (Signature)


                                           -------------------------------------
                                           (Signature)


                                           NOTE: Please sign exactly as your
                                           name(s) appear hereon. If signing as
                                           attorney, executor, administrator,
                                           trustee or guardian, give your full
                                           title as such. If signatory is a
                                           corporation, sign the full corporate
                                           name by a duly authorized officer. If
                                           shares are held jointly, each
                                           stockholder named should sign.



NOTE: PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.